Exhibit 10.1

John M. Dionisio	213.593.8000	tel
President and CEO	213.593.8730	fax

AECOM
555 South Flower Street, 37th Floor
Los Angeles, California 90071-2300
www.aecom.com

March 28, 2011

Richard G. Newman

Horne Consulting, LLC

2024 La Mesa Drive

Santa Monica, CA 90402

Dear Dick,

I am writing to inform you that we would like to renew the term of your consulting agreement, dated May 4, 2010, with AECOM for an additional year.  The term of the agreement will be extended from April 1, 2011 to March 31, 2012, and may be further extended annually upon mutual written agreement.  The terms and conditions of your consulting arrangement for the additional year will remained unchanged from those in your prior consulting agreement.  However, AECOM no longer will be responsible for payment of executive life insurance premiums on your behalf.

If you agree to these terms, please sign and date this letter in the space indicated below.

I look forward to the opportunity to continue working together.

Sincerely,

/s/ John M. Dionisio
John M. Dionisio
President and CEO

AGREED AND ACCEPTED:

Horne Consulting, LLC

By:	/s/ Richard G. Newman	Date: April 21, 2011
Title:	Member

By:	/s/ Richard G. Newman	Date: April 21, 2011
Name:	Richard G. Newman,
as an individual